UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

April 11, 2008

Solution Technology International, Inc.
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(Exact Name of Registrant as Specified in Charter)

Delaware	00-27842	2-1988677
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Garrett Information Enterprise Center
685 Mosser Road, Suite 11
McHenry, MD 21541

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(Address of principal executive offices) (Zip Code)

(301) 334-0679
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(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

The Registrant (“Solution Technology International”) issued a convertible debenture in the principal amount of $10,000 bearing interest at an annual rate of 7% and convertible into shares of common stock of Solution Technology International at the price per share at which the next person investing $2,500,000 in Solution Technology International purchases shares of Solution Technology International common stock.

The above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, to a person who is sophisticated in such transactions and who had knowledge of and access to sufficient information about Solution Technology International to make an informed investment decision. The purchaser of this security was aware that he would receive restricted securities.

The terms of the Convertible Debenture described above are only a summary of the Convertible Debenture terms and are qualified in their entirety by reference to the Convertible Debenture which is attached hereto as Exhibit 10.1 and incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Convertible Debenture dated April 11, 2008 issued by Solution Technology International to Joel Bernstein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Dan L. Jonson
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Dan L. Jonson
President and Chief Executive Officer

Date: April 17, 2008